UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2019

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of Principal Executive Offices) (Zip Code)

631-240- 8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The NASDAQ Capital Market
Warrants to purchase Common Stock	APDNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a Special Meeting of Stockholders (the “Special Meeting”) held on October 31, 2019, the stockholders of Applied DNA Sciences, Inc. (the “Company”) authorized the board of directors of the Company (the “Board”), in its discretion, to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse split of the Company’s outstanding common stock, par value $0.001 (the “Common Stock”), at a ratio between one-for-fifteen (1:15) and one-for-fifty (1:50), with such final ratio to be determined by the Board. The Board determined to set the reverse stock split ratio at one-for-forty (1:40) (the “Reverse Stock Split”) and approved the final form of the Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on October 31, 2019, and the Reverse Stock Split will become effective in accordance with the terms of the Certificate of Amendment at 12:01 a.m. Eastern Time on Friday, November 1, 2019 (the “Effective Time”).

At the Effective Time, every 40 shares of Common Stock issued and outstanding will be automatically combined into one share of issued and outstanding Common Stock, without any change in the par value per share.

Fractional shares will not be issued as a result of the Reverse Stock Split. Instead, any fractional shares of the Company’s Common Stock that would have otherwise resulted from the Reverse Stock Split will be rounded up to the nearest whole share.

American Stock Transfer and Trust Company, LLC is acting as exchange agent for the Reverse Stock Split, and will send instructions to stockholders of record who hold stock certificates regarding how to exchange existing stock certificates for new book-entry statements reflecting the post-reverse split shares of Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action and will see the impact of the Reverse Stock Split automatically reflected in their accounts.

The Common Stock is expected to begin trading on The Nasdaq Capital Market (“Nasdaq”) on a Reverse Stock Split-adjusted basis on Friday, November 1, 2019. There will be no change in the Company’s Nasdaq ticker symbol, “APDN”. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 03815U300.

The Reverse Stock Split results in a proportionate adjustment to the per share exercise price and the number of shares of Common Stock issuable upon the exercise of outstanding stock options and warrants, as well as the number of shares of Common Stock eligible for issuance under the Company’s 2005 Incentive Stock Plan.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 31, 2019, the Company held the Special Meeting. The following proposals were voted on and approved by the Company’s stockholders at the Special Meeting with the stockholders’ final voting results as set forth below:

Proposal 1 – Approval of the Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split of Common Stock at a Ratio in the Range From One-For-Fifteen to One-For-Fifty, with such Specific Ratio to be Determined by the Company’s Board of Directors Following the Special Meeting (the “Reverse Stock Split Proposal”).

The final voting results of the vote taken at the Special Meeting with respect to Proposal 1 were as follows:

For	Against	Abstain	Broker Non-Vote
35,210,570	3,415,588	136,405	0

Proposal 2 – Approval, if Necessary, of the Adjournment of the Special Meeting to Solicit Additional Proxies in Favor of the Reverse Stock Split Proposal.

The final voting results of the vote taken at the Special Meeting with respect to Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Vote
36,455,668	1,920,462	386,433	0

Item 7.01.	Regulation FD Disclosure.

On October 31, 2019, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed or furnished herewith:

(d)	Exhibits

Exhibit No.	Description
3.1	Fourth Certificate of Amendment to the Certificate of Incorporation
99.1	Press release of Applied DNA Sciences, Inc. dated October 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

	By:	/s/ James A. Hayward
James A. Hayward Chief Executive Officer

Date: October 31, 2019